UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
October 7, 2005

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 1-11775
TIMCO AVIATION SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0665658
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)
623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)
(336) 668-4410 (x8010)

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 12, 2005, the Company closed on its tender offer and consent solicitation (the “Offer and Consent Solicitation”) to the holders of its 8% senior subordinated convertible PIK notes due 2006 (“Senior Notes”) and its 8% junior subordinated convertible PIK notes due 2007 (“Junior Notes”, and collectively with the Senior Notes, the “Notes”) to receive a 15% premium for agreeing to an early conversion of their Notes into shares of the Company’s authorized but unissued common stock. In the Offer and Consent Solicitation, the Company received tenders and related consents from the holders of 98% of its outstanding Senior Notes and tenders from the holders of 33% of its outstanding Junior Notes.
At the closing, the Company issued the following shares of its authorized but unissued common stock:
•	161,624,859 shares to the holders of its Senior Notes who tendered in the Offer and Consent Solicitation (including 21,081,503 premium shares);

•	875,408 shares to the holders of its Junior Notes who tendered in the Offer and Consent Solicitation (including 114,183 premium shares); and

•	60,559,862 shares to LJH Ltd., an entity controlled by the Company’s principal stockholder, upon the partial exercise of the LJH Warrant.
Following the closing of the Offer and Consent Solicitation, the Company has 479,619,301 shares of common stock outstanding and Lacy J. Harber, the Company’s principal stockholder (who beneficially owns LJH Ltd.), holds approximately 43% of the outstanding common stock.
The Offer and Consent Solicitation was made solely to the Company’s existing Noteholders in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and exemptions under state securities laws, and was not registered with the SEC. The issuance of shares of common stock to LJH Ltd. in connection with its partial exercise of the LJH Warrant was made in a private offering in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.
After consummation of the Offer and Consent Solicitation, approximately $2.2 million of the Notes remain outstanding (all such remaining Notes will automatically convert into shares of common stock at their maturity).
On October 12, 2005, the Company issued a press release announcing the closing of the Offer and Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Additionally, at the closing, the Company, certain subsidiaries of the Company and HSBC Bank USA, National Association (as successor to HSBC Bank USA) (the “Trustee”) entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of February 28, 2002 (the “Indenture”), among the Company, certain subsidiaries of the Company and the Trustee, under which the Senior Notes were issued. The Supplemental Indenture was entered into in connection with the Offer and Consent Solicitation. As a result of such amendments, virtually all of the covenant protections contained in the Indenture have been eliminated. The description above is qualified in its entirety by the Supplemental Indenture, a copy of which is filed as exhibit 4.1 to this Form 8-K.
Further, as discussed below, at the Company’s 2005 Annual Meeting of Stockholders, the stockholders approved an amendment to the TIMCO Aviation Services, Inc. 2003 Stock Incentive Plan (the “Plan”). The amendment increased the number of shares reserved for issuance under the Plan to 2.5 million post-reverse split shares of the Company’s authorized but unissued common stock. The form of amendment to the Plan is contained in Annex “C” to the Company’s definitive proxy statement dated August 31, 2005 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
See the description in Item 1.01 of this Form 8-K regarding the issuance of shares of common stock in the Offer and Consent Solicitation, which description is incorporated herein by reference.
Item 8.01. Other Events.
On October 7, 2005, the Company held its 2005 Annual Meeting of Stockholders to consider and vote upon seven matters. At the meeting, at which the holders of 254,052,964 shares (99.02%) of our outstanding common stock were represented in person or by proxy, constituting a quorum for the transaction of business, the following proposals were adopted by the vote indicated:
PROPOSAL 1: Amendment to the Company’s certificate of incorporation to declassify the board of directors:

Voted For: 251,676,128	Voted Against: 146,388	Abstained: 2,230,448
PROPOSAL 2: To elect six persons to the Company’s board of directors to serve until the 2006 Annual Meeting of Stockholders

Roy T. Rimmer, Jr.

Voted For: 253,851,378	Voted Against: 201,586

Steven L. Gerard

Voted For: 252,714,096	Voted Against: 1,338,868

Jack J. Hersch

Voted For: 253,800,121	Voted Against: 252,843

Philip B. Schwartz

Voted For: 252,770,890	Voted Against: 1,282,074

Leonard Singer

Voted For: 253,913,784	Voted Against: 139,180

Clyde Kizer

Voted For: 253,917,216	Voted Against: 135,748
PROPOSAL 3: Amendment to the Company’s certificate of incorporation to reduce the number of authorized common shares from 500,000,000 shares to 100,000,000 shares

Voted For: 223,663,765	Voted Against: 82,278	Abstained: 62,771
PROPOSAL 4: Amendment to the Company’s certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock on a one-new-share-for-40-old-shares basis

Voted For: 223,619,151	Voted Against: 126,031	Abstained: 63,632
PROPOSAL 5: To approve a rights offering giving holders of the Company’s common stock the right to purchase 1.5 shares of post-reverse split common stock for each share of post-reverse split common stock held by them and the related use by the Company’s principal stockholder of a promissory note due to him from the Company to purchase shares in the rights offering

Voted For: 223,521,416	Voted Against: 227,101	Abstained: 60,297
PROPOSAL 6: To effect an amendment to the 2003 Stock Incentive Plan

Voted For: 222,719,732	Voted Against: 1,002,925	Abstained: 86,156
PROPOSAL 7: To ratify Grant Thornton LLP as the Company’s registered independent public accountants for the fiscal year ended December 31, 2005

Voted For: 253,949,089	Voted Against: 26,215	Abstained: 77,660

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

4.1	Supplemental Indenture dated as of October 12, 2005 by and among TIMCO Aviation Services, Inc. (the “Company”), certain subsidiaries of the Company, and HSBC Bank USA, National Association (as successor to HSBC Bank USA), as Trustee.

99.1	Press Release issued October 12, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO	Aviation Services, Inc.

By:	/s/ James H. Tate

James H. Tate, Executive Vice President, Chief Administrative Officer and Chief Financial Officer
Dated: October 12, 2005

Index to Exhibits

Exhibit Number	Description of Exhibit
4.1	Supplemental Indenture dated as of October 12, 2005 by and among TIMCO Aviation Services, Inc. (the “Company”), certain subsidiaries of the Company, and HSBC Bank USA, National Association (as successor to HSBC Bank USA), as Trustee.

99.1	Press Release issued October 12, 2005